Exhibit 13(b)

                                DISTRIBUTION PLAN

            CLASS III SHARES OF BLACKROCK VARIABLE SERIES FUNDS, INC.

                             PURSUANT TO RULE 12b-1

      DISTRIBUTION PLAN made as of the 1st day of October, 2008, by and between BLACKROCK VARIABLE SERIES FUNDS, INC., a Maryland corporation (the "Company"), on behalf of each of its series listed on Exhibit A as such Exhibit may be amended from time to time (each a "Portfolio"), and BlackRock Investments, Inc., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

      WHEREAS, the Company engages in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, the Directors of the Company (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, and the Directors have established and designated the Portfolios as series of the Company; and

      WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

      WHEREAS, the Company, on behalf of each Portfolio, has entered into a Distribution Agreement with the Distributor, pursuant to which the Distributor acts as a distributor and representative of the Company in the offer and sale of shares of the common stock, par value $0.10 per share, of each Portfolio, including the Class III shares of common stock of each Portfolio (collectively, the "Class III Shares"); and

      WHEREAS, the Company, on behalf of each Portfolio, desires to adopt this Distribution Plan (this "Plan") pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which each Portfolio will pay a distribution fee to, or at the direction of, a Distributor in connection with the distribution of Class III Shares of the Portfolios; and

      WHEREAS, Class III Shares of the Portfolios are sold to the separate accounts ("Separate Accounts") of various insurance companies (the "Participating Insurance Companies") that issue variable annuity or variable life contracts (the "Contracts"); and

      WHEREAS, the Directors of the Company have determined that there is a reasonable likelihood that adoption of this Plan will benefit the Company and its Class III shareholders.

      NOW, THEREFORE, the Company hereby adopts, and the Distributor hereby agrees to the terms of, this Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

      1. The Company hereby authorizes the Distributor to arrange for the Company to enter into Sub-Agreements substantially in the form attached hereto with Participating Insurance Companies. Such Sub-Agreement shall provide that the Participating Insurance Companies shall provide a Distributor with such information as is reasonably necessary to permit the Distributor to comply with the reporting requirements set forth in Paragraph 4 hereof.

      2. Upon effectiveness of this Plan with respect to the Class III Shares of a Portfolio, the Company, on behalf of such Portfolio, shall pay to each of the Participating Insurance Companies a distribution fee under the Plan at the end of each month equal to 0.25% of the average daily net asset value of the Class III Shares of such Portfolio held by such Participating Insurance Company. Such distribution fee shall be paid to the Participating Insurance Companies as compensation for providing distribution related services to the Portfolios' shareholders, including, but not limited to the following:

      (a)  printing  and mailing of  prospectuses  relating  to the  Portfolios,
      statements  of  additional   information,   any  supplements  thereto  and
      shareholder reports for existing and prospective Contract holders;

      (b) services relating to the development, preparation, printing and mailing of Company advertisements, sales literature and other promotional materials describing and/or relating to the Portfolios and including materials intended for use within the Participating Insurance Company, or for broker-dealer only use or retail use;

      (c)  holding   seminars  and  sales  meetings   designed  to  promote  the
      distribution of the Class III Shares of the Portfolios;

      (d) obtaining information and providing explanations to Contract holders regarding the investment objectives and policies and other information about the Company and the Portfolios, including the performance of the Portfolios;

      (e) training sales personnel regarding the Company and the Portfolios;

      (f) compensating sales personnel in connection with the allocation of cash values and premiums of the Contract holders to the Company;

      (g) providing personal services and/or maintenance of the accounts of the Contract holders with respect to Class III Shares of the Portfolios attributable to such accounts; and

      (h) financing any other activity that the Company's Board of Directors determines is primarily intended to result in the sale of the Class III Shares.

      3. Only distribution expenditures properly attributable to the sale of Class III Shares of a Portfolio will be used to justify any fee paid by the Company with respect to that Portfolio pursuant to this Plan, and, to the extent that such expenditures relate to more than one Portfolio, the expenditures will be allocated between or among the affected Portfolios in a manner deemed appropriate by the Board of Directors of the Company.

      4. The Distributor shall provide the Company for review by the Board of Directors, and the Directors shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the distribution fee during such period.

      5. This Plan shall not take effect until it has been approved, together with the provisions of any related agreements, by votes of a majority of both
(a) the Directors of the Company and (b) those Directors of the Company who are not "interested persons" of the Company, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Plan and such related agreements.

      6. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 5.

      7. This Plan may be terminated with respect to a Portfolio at any time by vote of a majority of the Rule 12b-1 Directors or by vote of a majority of the outstanding Class III voting securities of that Portfolio.

      8. This Plan may not be amended to increase materially the rate of distribution payments provided for in Paragraph 2 hereof unless such amendment is approved in the manner provided for initial approval in Paragraph 5 hereof and by a vote of at least a majority of the outstanding Class III voting securities, as defined in the Investment Company Act, of each Portfolio affected by the amendment, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal of Paragraph 5 hereof.

      9. While this Plan is in effect, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Company shall be committed to the discretion of the Directors who are not interested persons.

      10. The Company shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 4 hereof, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

                              ********************

      IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first above written.

                                           BLACKROCK VARIABLE SERIES FUNDS, INC.

                                           By: _________________________________

                                           Title:

                                           BLACKROCK INVESTMENTS, INC.

                                           By: _________________________________

                                           Title:

                                                                   Exhibit 13(b)

                                                                       EXHIBIT A

                                CLASS III SHARES

-----------------------------------------------------------------------------------------------------------------
                           Name of Fund                                 Service/Account          Distribution Fee
                                                                        Maintenance Fee
-----------------------------------------------------------------------------------------------------------------
BlackRock Balanced Capital V.I. Fund                                          None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock Basic Value V.I. Fund                                               None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock Fundamental Growth V.I. Fund                                        None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock Global Allocation V.I. Fund                                         None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock Global Growth V.I. Fund                                             None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock Government Income V.I. Fund                                         None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock High Income V.I. Fund                                               None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock International Value V.I. Fund                                       None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock Large Cap Core V.I. Fund                                            None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock Large Cap Growth V.I. Fund                                          None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock Large Cap Value V.I. Fund                                           None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock Money Market V.I. Fund                                              None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock S&P 500 Index V.I. Fund                                             None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock Total Return V.I. Fund                                              None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock Utilities and Telecommunications V.I. Fund                          None                     0.25%
-----------------------------------------------------------------------------------------------------------------
BlackRock Value Opportunities V.I. Fund                                       None                     0.25%
-----------------------------------------------------------------------------------------------------------------

                       FORM OF DISTRIBUTION SUB-AGREEMENT

      BLACKROCK VARIABLE SERIES FUNDS, INC. (the "Company"), on behalf of each of its series listed on Exhibit A as such Exhibit may be amended from time to time (the "Portfolios"), and _____________________ (the "Insurance Company") mutually agree to the arrangements set forth in this Agreement (the "Agreement") dated as of _________________.

      WHEREAS, the Company is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, the Insurance Company issues variable life insurance policies and/or variable annuity contracts (the "Contracts"); and

      WHEREAS, amounts invested in the Contracts by Contract holders are deposited in separate accounts of the Insurance Company which in turn purchase Class III Shares of one or more of the Portfolios, each of which is an investment option offered by the Contracts; and

      WHEREAS, the Insurance Company will provide certain services to the Contract holders; and

      WHEREAS, the Insurance Company desires to be compensated for providing such services to the Contract holders.

      NOW, THEREFORE, the parties agree as follows:

      1. Services. The Insurance Company shall provide the services listed below in respect of the Class III Shares of the Portfolios held by the Insurance Company's separate accounts. Such services include, but are not limited to, the following:

            (a) printing and mailing of Company prospectuses, statements of additional information, any supplements thereto and shareholder reports for existing and prospective Contract holders;

            (b) services relating to the development, preparation, printing and mailing of Company advertisements, sales literature and other promotional materials describing and/or relating to the Portfolios and including materials intended for use within the Insurance Company, or for broker-dealer only use or retail use;

            (c) holding seminars and sales meetings designed to promote the distribution of the Class III Shares of the Portfolios;

            (d) obtaining information and providing explanations to Contract holders regarding the investment objectives and policies and other information about the Company and the Portfolios, including the performance of the Portfolios;

            (e)  training  sales   personnel   regarding  the  Company  and  the
Portfolios;

            (f) compensating sales personnel in connection with the allocation of cash values and premiums of the Contract holders to the Company;

            (g) providing personal services and/or maintenance of the accounts of Contract holders with respect to Class III Shares of the Portfolios attributable to such accounts;

            (h) financing any other activity that the Company's Board of Directors determines is primarily intended to result in the sale of the Class III Shares.

      2. Distribution Fee Payments. The Company agrees to pay, with respect to each Portfolio, to the Insurance Company at the end of each month an amount equal to 0.25% of the average daily net asset value of the Class III Shares of such Portfolio held by the Insurance Company separate accounts during that month.

      The Insurance Company shall provide [insert name of applicable distributor] (the "Distributor"), at least quarterly, such information as reasonably requested by the Distributor to enable the Distributor to comply with the reporting requirements of Rule 12b-1 under the Investment Company Act ("Rule 12b-1") regarding the disbursement of the distribution fee during such period referred to in Paragraph 4 of the Distribution Plan entered into by the Company and the Distributor pursuant to Rule 12b-1 (the "Plan").

      3. Termination. This Agreement may be terminated at any time with respect to a Portfolio, without the payment of any penalty, by vote of a majority of the members of the Board of Directors of the Company who are not "interested persons" of the Company, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of the Company, the Plan or in any agreement related to the Plan or a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolio on not more that 60 days' written notice to the Insurance Company.

      4. Amendment. This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

      5. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered.

            (a) To the Company c/o BlackRock Advisors, LLC at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, attention: General Counsel; and (b) To the
Insurance      Company,      at       ________________________,       attention:
______________________________.

      6. Miscellaneous.

            (a) Assignment. This Agreement shall automatically terminate in the event of its assignment (as defined in the Investment Company Act) or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

            (b) Intended Beneficiaries. Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto.

            (c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

            (d) Applicable Law. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without reference to the conflict of law principles thereof.

            (e) Severability. If any portion of this Agreement shall be found to be invalid or unenforceable by a court or tribunal or regulatory agency of competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been inserted.

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  the  foregoing
instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

                                           BLACKROCK VARIABLE SERIES FUNDS, INC.

                                           By: _________________________________
                                           Name:
                                           Title:

                                           [INSURANCE COMPANY].

                                           By: _________________________________
                                           Name:
                                           Title: